WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.



<LEGEND>
     First Half Fiscal Year 1997
</LEGEND>

<PERIOD-TYPE>                                  6-MOS
<FISCAL-YEAR-END>                              Jun-30-1997
<PERIOD-START>                                 Jul-01-1996
<PERIOD-END>                                   Dec-29-1996



